UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2011
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) and (e)
On August 30, 2011, the Board of Directors of Lear Corporation (the “Company”) appointed Jason M. Cardew as the Interim Chief Financial Officer of the Company, effective September 1, 2011. Mr. Cardew shall serve in this position while the Company continues its previously announced search for a permanent successor as Chief Financial Officer. In connection with his appointment as Interim Chief Financial Officer, Mr. Cardew will receive a grant on September 1, 2011 of a supplemental equity award with an aggregate grant date value of $100,000, which will be in the form of restricted stock units vesting on September 1, 2013 (the “Supplemental Award”). The Supplemental Award is otherwise subject to the standard restricted stock unit terms and conditions previously filed by the Company.
Mr. Cardew, age 41, has served as the Company’s Vice President, Financial Planning & Analysis since May 2010. Previously, he served in other positions at the Company, including as Vice President, Finance, Seating since August 2003 and prior to 2003 in various financial management positions at the Company.
In addition, on September 1, 2011, Wendy L. Foss was appointed as the Chief Accounting Officer of the Company, effective September 1, 2011. Ms. Foss previously served as the Company’s Vice President and Corporate Controller since November 2007, Vice President and Chief Compliance Officer from January 2007 until February 2009, Vice President, Audit Services since September 2007, Vice President, Finance and Administration and Corporate Secretary since May 2007, Vice President, Finance and Administration and Deputy Corporate Secretary since September 2006, Vice President, Accounting since July 2006, Assistant Corporate Controller since June 2003 and prior to 2003, in various financial management positions for both the Company and UT Automotive, Inc. (“UT Automotive”), which was acquired by the Company in 1999.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: September 1, 2011	By:	/s/ Terrence B. Larkin
		Name:	Terrence B. Larkin
		Title:	Senior Vice President, General Counsel and Corporate Secretary